EXHIBIT 2.02

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: MARCH __, 2006
Original Conversion Price (subject to adjustment herein): $4.50

                                                                $_______________


                              CONVERTIBLE DEBENTURE
                             DUE NOVEMBER [__], 2009

     THIS DEBENTURE is one of a series of duly authorized and issued Convertible Debentures of BluePhoenix Solutions Ltd., an Israeli company, having a principal place of business at 8 Maskit Street, Herzlia 46120, Israel (the "COMPANY"), designated as its Convertible Debenture, due November [__], 2009 (the "DEBENTURES").


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     FOR VALUE RECEIVED, the Company promises to pay to ________________________
or its registered assigns (the "HOLDER"), the principal sum of $_______________ on November [__], 2009 or such earlier date as the Debentures are required or permitted to be repaid as provided hereunder (the "MATURITY DATE"), and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of interest equal to the LIBOR (the London Interbank Offered Rate) offered rates for deposits in U.S. dollars having a maturity of six months commencing on the fifth London business day immediately prior to such Interest Payment Date (as defined below), payable quarterly on March 31, June 30, September 30 and December 31, beginning on June 30, 2006 and on each Conversion Date (as to that principal amount then being converted) and on the Maturity Date (except that, if any such date is not a Business Day, then such payment shall be due on the next succeeding Business
Day) (each such date, an "INTEREST PAYMENT DATE"), in cash or Ordinary Shares at the Interest Conversion Rate, or a combination thereof; PROVIDED, HOWEVER, payment in Ordinary Shares may only occur if during the 10 Trading Days immediately prior to the applicable Interest Payment Date all of the Equity Conditions have been met and the Company shall have given the Holder notice in accordance with the notice requirements set forth below. Subject to the terms and conditions herein, the decision whether to pay interest hereunder in Ordinary Shares or cash shall be at the discretion of the Company. Not less than 10 Trading Days prior to each Interest Payment Date, the Company shall provide the Holder with written notice of its election to pay interest hereunder either in cash or Ordinary Shares (the Company may indicate in such notice that the election contained in such notice shall continue for later periods until revised). Within 10 Trading Days prior to an Interest Payment Date, the
Company's election (whether specific to an Interest Payment Date or continuous) shall be irrevocable as to such Interest Payment Date. Subject to the aforementioned conditions, failure to timely provide such written notice shall be deemed an election by the Company to pay the interest on such Interest
Payment Date in cash. Interest shall be calculated on the basis of a 360-day year and shall accrue daily commencing on the Original Issue Date until payment in full of the principal sum, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. Payment of interest in Ordinary Shares shall otherwise occur pursuant to Section 4(b) and only for purposes of the payment of interest in shares, the Interest Payment Date shall be deemed the Conversion Date. Interest shall cease to accrue with respect to any principal amount converted, provided that the Company in fact delivers the Underlying Shares within the time period required by Section 4(b)(i). Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of Debentures (the "DEBENTURE REGISTER"), and with respect to cash interest payments, such interest payments will only be made in accordance with written instructions provided by the Holder to the Company. Except as otherwise provided herein, if at anytime the Company pays interest partially in cash and partially in Ordinary Shares, then such payment shall be distributed ratably among the Holders based upon the principal amount of Debentures held by each Holder. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at, as to the first 30 days, the prime rate on the last Trading Day of such 30 day period as reported by the Wall Street Journal plus 300 basis points and a rate of 18% per annum thereafter (or such lower maximum amount of interest permitted to be charged under applicable law) ("LATE FEE") which will accrue daily, from the date such interest is due hereunder through and including the date of payment. Notwithstanding anything to the contrary contained herein, if on any Interest Payment Date the Company has elected to pay interest in Ordinary Shares and is not able to pay accrued interest in the form of Ordinary Shares because it does not then satisfy the conditions for payment in the form of Ordinary Shares set forth above, then, at the option of the Holder, the Company, in lieu of delivering either Ordinary Shares pursuant to this Section 4 or paying the regularly scheduled cash interest payment, shall deliver, within three Trading Days of each applicable Interest Payment Date, an amount in cash equal to the product of the number of Ordinary Shares otherwise deliverable to the Holder in connection with the payment of interest due such Interest Payment Date and the highest VWAP during the period commencing on the Interest Payment Date and ending on the Trading Day prior to the date such payment is made. THE COMPANY
MAY NOT PREPAY ANY PORTION OF THE PRINCIPAL AMOUNT OF THIS DEBENTURE WITHOUT THE PRIOR WRITTEN CONSENT OF THE HOLDER.


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     This Debenture is subject to the following additional provisions:

     SECTION 1. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same; PROVIDED, HOWEVER, that the Holder may not exchange this Debenture for new Debentures having principal amounts of less than $100,000. No service charge will be made for the registration of any permitted transfer or exchange.

     SECTION 2. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations. Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

     SECTION 3. EVENTS OF DEFAULT.

          a) "EVENT OF DEFAULT", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

               i) any default in the payment of (A) the principal of amount of any Debenture, or (B) interest (including Late Fees) on, or liquidated damages in respect of, any Debenture, in each case free of any claim of subordination, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured, within 10 Trading Days;

               ii) the Company shall fail to observe or perform any other covenant or agreement contained in this Debenture or any of the other Transaction Documents (other than a breach by the Company of its obligations to deliver Ordinary Shares to the Holder upon conversion which breach is addressed in clause (xii) below, or the occurrence of an Event under the Registration Rights Agreement which is addressed in clauses (ix), (x) and (xi) below) which failure is not cured, if possible to cure, within the earlier to occur of (A) 10 Trading Days after notice of such default sent by the Holder or by any other Holder and (B) 15 Trading Days after the Company shall become aware of such failure;


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


               iii) a default or event of default (subject to any grace or cure period provided for in the applicable agreement, document or instrument and other than Events of Default covered by clauses (ix) -
          (xii) below) shall occur under any of the Transaction Documents other than the Debentures;

               iv) any representation or warranty made herein or in any other Transaction Document by the Company shall be untrue or incorrect in any material respect as of the date when made or deemed made;

               v) the Company or any subsidiary thereof that accounts for more than 20% of the Company's annual consolidated revenue or more than 20% of the Company's consolidated assets (each a "MATERIAL SUBSIDIARY") shall commence, or there shall be commenced against the Company or any Material Subsidiary a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any Material Subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or Material subsidiary or there is commenced against the Company or any Material Subsidiary any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Company or any Material Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any Material Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company or any Material Subsidiary makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any Material Subsidiary shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any Material Subsidiary for the purpose of effecting any of the foregoing;

               vi) the Company or any Subsidiary shall default in any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding $250,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;


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


               vii) the Ordinary Shares shall not be quoted for trading on the Nasdaq National Market, the New York Stock Exchange, the Nasdaq Capital Market or the American Stock Exchange and shall not again be quoted for trading thereon within 10 Trading Days;

               viii) the Company shall redeem or repurchase more than, in the aggregate while 20% or more of the principal amount of the Debentures issued on the Original Issue Date remain outstanding, $200,000 in value of its outstanding Ordinary Shares or other equity securities of the Company (other than redemptions of Underlying Shares and repurchases of Ordinary Shares or other equity securities of departing officers and directors of the Company; provided such repurchases shall not exceed $100,000, in the aggregate, for all officers and directors so long as 20% or more of the principal amount of the Debentures issued on the Original Issue Date remain outstanding);

               ix) a Registration Statement shall not have been declared effective by the Commission on or prior to the 210th calendar day after the Closing Date or any other Event (as defined in the Registration Rights Agreement) shall have occurred;

               x) if, during the Effectiveness Period (as defined in the Registration Rights Agreement), the effectiveness of the Registration Statement lapses for any reason or the Holder shall not be permitted to resell Registrable Securities (as defined in the Registration Rights Agreement) under the Registration Statement, in either case, for more than 25 consecutive Trading Days or 60 non-consecutive Trading Days during any 12 month period; PROVIDED, HOWEVER, that in the event that the Company is negotiating a merger, consolidation, acquisition or sale of all or substantially all of its assets or a similar transaction and in the written opinion of counsel to the Company, the Registration Statement would be required to be amended to include information concerning such transactions or the parties thereto that is not available or may not be publicly disclosed at the time, the Company shall be permitted an additional 15 consecutive Trading Days during any 12 month period relating to such an event;

               xi) an Event (as defined in the Registration Rights Agreement) shall not have been cured to the satisfaction of the Holder prior to the expiration of forty-five days from the Event Date (as defined in the Registration Rights Agreement) relating thereto (other than an Event resulting from a failure of a Registration Statement to be declared effective by the Commission on or prior to the Effectiveness Date (as defined in the Registration Rights Agreement), which shall be covered by clause (ix) or maintained effective which shall be covered by clause (x) above);


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               xii) the Company shall fail for any reason to deliver
          certificates to a Holder prior to the seventh Trading Day after a Conversion Date pursuant to and in accordance with Section 4(b) or the Company shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of any Debentures in accordance with the terms hereof; or

               xiii) the Company shall fail for any reason to deliver the payment in cash pursuant to a Buy-In (as defined herein) within ten days after notice thereof is delivered hereunder.

          b) If any Event of Default occurs, the full principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, at the Holder's election, immediately due and payable in cash. The aggregate amount payable upon an Event of Default shall be equal to the Mandatory Prepayment Amount. Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Debenture, the interest rate on this Debenture shall accrue at, as to the first 30 days, the prime rate on the last Trading Day of such 30 day period as reported by the Wall Street Journal plus 300 basis points and a rate of 18% per annum thereafter, or such lower maximum amount of interest permitted to be charged under applicable law. All Debentures for which the full Mandatory Prepayment Amount hereunder shall have been paid in accordance herewith shall promptly be surrendered to or as directed by the Company. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Debenture holder until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

     SECTION 4. CONVERSION.

          a) i) At any time after the Original Issue Date until this Debenture is no longer outstanding, this Debenture shall be convertible into Ordinary Shares at the option of the Holder, in whole or in part at any time and from time to time (subject to the limitations on conversion set forth in Section 4(a)(ii) hereof). The Holder shall effect conversions by delivering to the Company the Notice of Conversion attached hereto as ANNEX A (a "NOTICE OF CONVERSION"), specifying therein the principal amount of Debentures to be converted and the date on which such conversion is to be effected (a "CONVERSION DATE"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is provided hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender Debentures to the Company unless the entire principal amount of this Debenture plus all accrued and unpaid interest thereon has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount converted and the date of such conversions. The Company shall deliver any objection to any Notice of Conversion within 2 Business Days of receipt of such notice. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.


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               ii) CONVERSION LIMITATIONS.

                    (A) Notwithstanding anything herein to the contrary, if the
               Company has not obtained Shareholder Approval (as defined below), if required by the applicable rules and regulations of the Principal Market (or any successor entity), then the Company may not issue upon conversion of the Debentures, in the aggregate, in excess of 19.99% of the number of Ordinary Shares outstanding on the Trading Day immediately preceding the Original Issue Date, less the number of Ordinary Shares issued prior to the applicable Conversion Date upon exercise of any Warrants issued pursuant to the Purchase Agreement and the Original Purchase Agreement and the conversion of any debentures pursuant to the Purchase Agreement and the Original Purchase Agreement (such number of shares, the "ISSUABLE MAXIMUM"). Each Holder shall be entitled to a portion of the Issuable Maximum equal to the quotient obtained by dividing (x) the aggregate principal amount of the Debenture(s) issued and sold to such Holder on the Original Issue Date by (y) the aggregate principal amount of all Debentures issued and sold by the Company on the Original Issue Date. If any Holder shall no longer hold the Debenture(s), then such Holder's remaining portion of the Issuable Maximum shall be allocated pro-rata among the remaining Holders. If on any Conversion Date:
               (1) the applicable Set Price then in effect is such that the shares issuable under this Debenture on any Conversion Date together with the aggregate number of Ordinary Shares that would then be issuable upon conversion in full of all then outstanding Debentures would exceed the Issuable Maximum, and (2) the Company's shareholders shall not have previously approved the transactions contemplated by the Transaction Documents, as may be required by the applicable law or applicable rules and regulations of the Principal Market (or any successor entity), if any (the "SHAREHOLDER APPROVAL"), then the Company shall issue to the Holder requesting a conversion a number of Ordinary Shares equal to such Holder's pro-rata portion (which shall be calculated pursuant to the terms hereof) of the Issuable Maximum and, with respect to the remainder of the aggregate principal amount of the Debentures (including any accrued interest) then held by such Holder for which a conversion in accordance with the applicable conversion price would result in an issuance of Ordinary Shares in excess of such Holder's pro-rata portion (which shall be calculated pursuant to the terms hereof) of the Issuable Maximum (the "EXCESS PRINCIPAL"), the Company shall be prohibited from converting such Excess Principal, and shall notify the Holder of the reason therefor. This Debenture shall thereafter be unconvertible to such extent until and unless Shareholder Approval is subsequently obtained or is otherwise not required, but this Debenture shall otherwise remain in full force and effect.


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                    (B) The Company shall not effect any conversion of this
               Debenture, and the Holder shall not have the right to convert any portion of this Debenture, pursuant to Section 4(a)(i) or otherwise, to the extent that after giving effect to such conversion, the Holder (together with the Holder's affiliates), as set forth on the applicable Notice of Conversion, would beneficially own in excess of 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to such conversion; PROVIDED, HOWEVER, such percentage shall be 9.99% for purposes of a Forced Conversion under Section 4(b)(iv) only. For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Holder and its affiliates shall include the number of Ordinary Shares issuable upon conversion of this Debenture with respect to which the determination of such sentence is being made, but shall exclude the number of Ordinary Shares which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Debenture beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other convertible debentures or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4(a)(ii), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. To the extent that the limitation contained in this section applies, the determination of whether this Debenture is convertible (in relation to other securities owned by the Holder) and of which a portion of this Debenture is convertible shall be in the sole discretion of such Holder. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 4(a)(ii), in determining the number of outstanding Ordinary Shares, the Holder may rely on the number of outstanding Ordinary Shares as reflected in (x) the Company's most recent Form 20-F, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company's Transfer Agent setting forth the number of Ordinary Shares outstanding. Upon the written or oral request of the Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Debenture, by the Holder or its affiliates since the date as of which such number of outstanding Ordinary Shares was reported.


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               iii) UNDERLYING SHARES ISSUABLE UPON CONVERSION OF PRINCIPAL
          AMOUNT. The number of Ordinary Shares issuable upon a conversion shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted by (y) the Set Price.

          (b) i) Not later than five Trading Days after any Conversion Date, the Company will deliver to the Holder a certificate or certificates representing the Underlying Shares which shall be free of restrictive legends and trading restrictions (other than those required by the Purchase Agreement) representing the number of Ordinary Shares being acquired upon the conversion of Debentures (including, if so timely elected by the Company, Ordinary Shares representing the payment of accrued interest) and
     (B) a bank check in the amount of accrued and unpaid interest (if the Company is required to pay accrued interest in cash). The Company shall, if available and if allowed under applicable securities laws, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the fifth Trading Day after a Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the principal amount of Debentures tendered for conversion.


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


               ii) If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(b)(i) by the fifth Trading Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $10,000 of principal amount being converted, $50 per Trading Day (increasing to $100 per Trading Day after 3 Trading Days after such damages begin to accrue) for each Trading Day after such fifth Trading Day until such certificates are delivered. Notwithstanding anything hereunder to the contrary, for any periods during which partial liquidated damages are accruing (and no rescission election has been made) under both Section 4.1(d) of the Purchase Agreement and this
          Section 4(b)(ii) of the Debenture, the holder of the Debenture shall only have the right to recover partial liquidated damages, at the option of such holder, under one such provision. The Company's obligations to issue and deliver the Underlying Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Underlying Shares; PROVIDED, HOWEVER, such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section 3 herein for the Company's failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holders from seeking to enforce damages pursuant to any other Section hereof or under applicable law.


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


               iii) In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(b)(i) by the seventh Trading Day after the Conversion Date, and if after such seventh Trading Day the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise) Ordinary Shares to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a "BUY-IN"), then the Company shall (A) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Ordinary Shares so purchased exceeds (y) the product of (1) the aggregate number of Ordinary Shares that such Holder anticipated receiving from the conversion at issue multiplied by (2) the actual sale price of the Ordinary Shares at the time of the sale (including brokerage commissions, if any) giving rise to such purchase obligation and (B) at the option of the Holder, either reissue Debentures in principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of Ordinary Shares that would have been issued had the Company timely complied with its delivery requirements under Section 4(b)(i). For example, if the Holder purchases Ordinary Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of Debentures with respect to which the actual sale price of the Underlying Shares at the time of the sale (including brokerage commissions, if any) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In. Notwithstanding anything contained herein to the contrary, if a Holder requires the Company to make payment in respect of a Buy-In for the failure to timely deliver certificates hereunder and the Company timely pays in full such payment, the Company shall not be required to pay such Holder liquidated damages under Section 4(b)(ii) in respect of the certificates resulting in such Buy-In.

               iv) Notwithstanding anything herein to the contrary, if after the Effective Date each of the VWAPs for any 20 consecutive Trading Days (such period commencing only after the Effective Date, such period the "THRESHOLD PERIOD")) exceeds 125% of the then Set Price, the Company may, within 2 Trading Days of the end of any such period, deliver a notice to the Holder (a "FORCED CONVERSION NOTICE" and the date such notice is received by the Holder, the "FORCED CONVERSION NOTICE DATE") to cause the Holder to immediately convert all or part (and if part, pro-rata in proportion to each Holders initial purchase of the Debentures) of the then outstanding principal amount of Debentures pursuant to Section 4(a)(i) (a "FORCED CONVERSION"). The Company may only effect a Forced Conversion Notice if all, or to the extent that all, of the Equity Conditions are met through the applicable Threshold Period until the date of the applicable Forced Conversion. Any Forced Conversion shall be applied ratably to all Holders based on their initial purchases of Debentures pursuant to the Purchase Agreement.

          (c) i) THE CONVERSION PRICE IN EFFECT ON ANY CONVERSION DATE SHALL BE EQUAL TO $4.50 (SUBJECT TO ADJUSTMENT HEREIN) (THE "SET PRICE").

               ii) If the Company or any subsidiary thereof, as applicable, at any time while the Debentures are outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on Ordinary Shares or any other equity or equity equivalent securities payable in Ordinary Shares (which, for avoidance of doubt, shall not include any Ordinary Shares issued by the Company pursuant to this Debenture, including as interest thereon), (B) subdivide outstanding Ordinary Shares into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding Ordinary Shares into a smaller number of shares, or (D) issue by reclassification of the Ordinary Shares any Ordinary Shares, then the Set Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of Ordinary Shares outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

               iii) If the Company at any time while Debentures are outstanding, shall offer, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Capital Shares or Capital Shares Equivalents entitling any Person to acquire Ordinary Shares, at an effective price per share less than the then Set Price ("DILUTIVE ISSUANCE"), as adjusted hereunder, then (A) from the Original Issue Date until the 6th month anniversary of the Effective Date (if the Registration Statement is unavailable for use by the Holder during such period, such period shall be extended for such number of unavailable days), the Set Price shall be reduced to equal the effective conversion, exchange or purchase price for such Capital Shares or Capital Shares Equivalents (including any reset provisions thereof) at issue and (B) after the 6th month anniversary of the Effective Date (or longer if extended in clause (a)) and subject to Section 4.18 of the Purchase Agreement, the Set Price shall be adjusted by multiplying the Set Price in effect immediately prior to such record date by a fraction, of which the denominator shall be the number of the Ordinary Shares (excluding treasury shares, if any) issued and outstanding on the date of issuance of such rights or warrants plus the number of additional Ordinary Shares offered for subscription or purchase, and of which the numerator shall be the number of the Ordinary Shares (excluding treasury shares, if any) issued and outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the Set Price on the record date. Such adjustment shall be made whenever such Capital Shares or Capital Shares Equivalents are issued. The Company shall notify the Holder in writing, no later than 5 Business Days following the issuance of any Capital Shares or Capital Shares Equivalents subject to this section, indicating therein the applicable issuance price, or if applicable, reset price, exchange price, conversion price and other pricing terms. Notwithstanding the foregoing, no adjustment will be made under this paragraph (c)(iii) in respect of (1) an Exempt Issuance, or (2) registered offerings by the Company of its securities whereby the Holders purchase 100% of such offering.

               iv) If the Company, at any time while Debentures are outstanding, shall distribute to all holders of Ordinary Shares (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Set Price shall be determined by multiplying such price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding Ordinary Share as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one Ordinary Share. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

               v) All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the number of Ordinary Shares outstanding as of a given date shall be the sum of the number of Ordinary Shares (excluding treasury shares, if any) outstanding.

               vi) For purposes of determining the adjusted Set Price under
          Section 4(c)(ii) - (v) hereof, all securities exercisable, convertible into or exchangeable for Ordinary Shares ("CONVERTIBLE SECURITIES") shall be deemed outstanding immediately after the issuance of such Ordinary Shares. Such adjustment shall be made whenever such Ordinary Shares or Convertible Securities are issued. More specifically:

                    (A) If the Company in any manner issues or grants any
               warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Ordinary Shares or Convertible Securities (such warrants, rights and options to purchase Ordinary Shares or Convertible Securities are hereinafter referred to as "OPTIONS") and the effective price per share for which Ordinary Shares are issuable upon the exercise of such Options is less than the Set Price ("BELOW BASE PRICE OPTIONS"), then the maximum total number of Ordinary Shares issuable upon the exercise of all such Below Base Price Options (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will, as of the date of the issuance or grant of such Below Base Price Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share and the maximum consideration payable to the Company upon such exercise (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will be deemed to have been received by the Company. For purposes of the preceding sentence, the "effective price per share for which Ordinary Shares are issuable upon the exercise of such Below Base Price Options" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Below Base Price Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Below Base Price Options, plus, in the case of Convertible Securities issuable upon the exercise of such Below Base Price Options, the minimum aggregate amount of additional consideration payable upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of Ordinary Shares issuable upon the exercise of all such Below Base Price Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Set Price will be made upon the actual issuance of such Ordinary Shares upon the exercise of such Below Base Price Options or upon the exercise, conversion or exchange of Convertible Securities issuable upon exercise of such Below Base Price Options, unless the terms thereof have been amended or adjusted.

                    (B) If the Company in any manner issues or sells any
               Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the effective price per share for which Ordinary Shares are issuable upon such exercise, conversion or exchange is less than the Set Price, then the maximum total number of Ordinary Shares issuable upon the exercise, conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share and the maximum consideration payable to the Company upon such exercise (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will be deemed to have been received by the Company. For the purposes of the preceding sentence, the "effective price per share for which Ordinary Shares are issuable upon such exercise, conversion or exchange" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of Ordinary Shares issuable upon the exercise, conversion or exchange of all such Convertible Securities. No further adjustment to the Set Price will be made upon the actual issuance of such Ordinary Shares upon exercise, conversion or exchange of such Convertible Securities unless the terms thereof have been amended or adjusted.

                    (C) If there is a change at any time in (i) the amount of
               additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange of any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Ordinary Shares (in each such case, other than under or by reason of provisions designed to protect against dilution), the Set Price in effect at the time of such change will be readjusted to the Set Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; PROVIDED, HOWEVER, if any such adjustment results in an increase in the Set Price, such adjustment will not be effective until the 10th Trading Day following notice to the Holder of such adjustment.

                    (D) If any Ordinary Shares, Options or Convertible
               Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Debenture will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any Ordinary Shares, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the fair market value (closing bid price, if traded on any market) thereof as of the date of receipt. In case any Ordinary Shares, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Ordinary Shares, Options or Convertible Securities, as the case may be. The fair market value of any consideration other than cash or securities will be determined in good faith by an investment banker or other appropriate expert of national reputation selected by the Company and reasonably acceptable to the holder hereof, with the costs of such appraisal to be borne by the Company.

                    (E) Notwithstanding the foregoing, no adjustment will be
               made under this Section 4(c)(ii) - (vi) in respect of (1) an Exempt Issuance or (2) registered offerings by the Company of its securities whereby the Holders purchase 100% of such offering.

               vii) Whenever the Set Price is adjusted pursuant to any of
          Section 4(c)(ii) - (vi), the Company shall promptly mail to each Holder a notice setting forth the Set Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. If the Company issues a variable rate security, despite the prohibition thereon in the Purchase Agreement, the Company shall be deemed to have issued Capital Shares or Capital Shares Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised in the case of a Variable Rate Transaction (as defined in the Purchase Agreement) as of any future Conversion Date.

               viii) If (A) the Company shall declare a dividend (or any other distribution) on the Ordinary Shares; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares; (C) the Company shall authorize the granting to all holders of the Ordinary Shares rights or warrants to subscribe for or purchase any shares of any class or of any rights; (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Ordinary Shares, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Ordinary Shares are converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Debentures, and shall cause to be mailed to the Holders at their last addresses as they shall appear upon the Debenture Register, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; PROVIDED, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert Debentures during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

               ix) FUNDAMENTAL TRANSACTION/CHANGE OF CONTROL/SALE OF ASSETS. If, at any time while this Debenture is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer made by the Company is completed pursuant to which holders of Ordinary Shares are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares are effectively converted into or exchanged for other securities, cash or property (in any such case, a "FUNDAMENTAL TRANSACTION"), then upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Underlying Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one Ordinary Share (the "ALTERNATE CONSIDERATION"). For purposes of any such conversion, the determination of the Set Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Ordinary Share in such Fundamental Transaction, and the Company shall apportion the Set Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Ordinary Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new debenture consistent with the foregoing provisions and evidencing the Holder's right to convert such debenture into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that this Debenture (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. If a Change of Control Transaction occurs or the Company shall sell or dispose of all or in excess of 45% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction) in any 12 month period, then at the request of the Holder delivered before the 90th day after such Change of Control Transaction or sale, the Company (or any such successor or surviving entity) will purchase the Debenture from the Holder for a purchase price, payable in cash within five Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the 105% of the remaining unconverted principal amount of this Debenture on the date of such request, plus all accrued and unpaid interest thereon, plus all other accrued and unpaid amounts due hereunder.

          (d) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Ordinary Shares solely for the purpose of issuance upon conversion of the Debentures and payment of interest on the Debentures, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of Ordinary Shares as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 4(b)) upon the conversion of the outstanding principal amount of the Debentures and payment of interest hereunder. The Company covenants that all Ordinary Shares that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Registration Statement is then effective under the Securities Act, registered for public resale in accordance with such Registration Statement.

          (e) Upon a conversion hereunder the Company shall not be required to issue share certificates representing fractions of Ordinary Shares, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the VWAP at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole Ordinary Share.

          (f) The issuance of certificates for Ordinary Shares on conversion of the Debentures shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Debentures so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          (g) Any and all notices or other communications or deliveries to be provided by the Holders hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, facsimile number
     (972) 9-95261111, ATTENTION: IRIS YAHAL AND YAEL PERETZ or such other address or facsimile number as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the Debenture Register, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder as provided by the Holder to the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

     SECTION 5. DEFINITIONS. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture: (a) capitalized terms not otherwise defined herein have the meanings given to such terms in the Purchase Agreement, and (b) the following terms shall have the following meanings:

          "BUSINESS DAY" means any day except Friday, Saturday, Sunday and any day which shall be a federal legal holiday in the United States or Israel or a day on which banking institutions in the State of New York or Israel are authorized or required by law or other government action to close.

          "CAPITAL SHARES" means the Ordinary Shares and any shares of any other class of securities whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

          "CAPITAL SHARES EQUIVALENTS" means any securities, rights or obligations that are convertible into or exchangeable for or give any right to subscribe for or purchase, directly or indirectly, any Capital Shares.

          "CHANGE OF CONTROL TRANSACTION" means the occurrence after the date hereof of any of (i) any transaction, or series or transactions whereby Formula Systems (1985) Ltd. ("FORMULA"), together with each of its affiliates (as defined in Rule 144(a)(1) of the Securities Act), beneficially own (as determined in accordance with Rule 13d-3 of the Exchange Act) less than 25% of the Company's Ordinary Shares and a third party, unrelated to Formula or any of its affiliates, beneficially acquires 25% or more of the Company's then outstanding Ordinary Shares, or (ii) a replacement at one time or within a three year period of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are then members of the board), or (iii) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i) or (ii).

          "COMMISSION" means the Securities and Exchange Commission.

          "CONVERSION DATE" shall have the meaning set forth in Section 4(a)(i) hereof.

          "EQUITY CONDITIONS" shall mean, during the period in question, (i) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Conversion Notices, if any,
     (ii) all liquidated damages and other amounts owing in respect of the Debentures shall have been paid; (iii) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares issuable pursuant to the Transaction Documents (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), (iv) the Ordinary Shares are trading on the Principal Market and all of the shares issuable pursuant to the Transaction Documents are qualified for trading on the Principal Market, (v) there is a sufficient number of authorized but unissued and otherwise unreserved Ordinary Shares for the issuance of all of the shares issuable pursuant to the Transaction Documents, (vi) there is then existing no Event of Default or event which, with the passage of time or the giving of notice, would constitute an Event of Default and (vii) all of the shares issued or issuable pursuant to the Transaction Documents in full, ignoring for such purposes any conversion or exercise limitations herein and therein, would not violate the limitations set forth in Section 4(a)(ii)(A), (viii) all of the shares issued or issuable in full pursuant to the Debentures held by the Holder, ignoring for such purposes any conversion limitation herein, would not violate the limitations set forth in Section 4(a)(ii)(B) and (ix) no public announcement of a pending or proposed Fundamental Transaction or acquisition transaction has occurred that has not been consummated.

          "EXEMPT ISSUANCES" the issuance or sale of (a) Ordinary Shares or options to purchase Ordinary Shares to employees, officers, directors or consultants (but if to consultants, only up to 100,000 shares, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Ordinary Shares that occur after the date of this Agreement, in the aggregate among all consultants during any 12 month period) of the Company pursuant to any stock or option plan duly adopted by the Board of Directors of the Company,
     (b) securities upon the exercise of or conversion of any securities issued hereunder, convertible securities, options or warrants issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities (unless such amendment results from the application of any anti dilution provisions applicable to such securities), or (c) securities in connection with acquisitions, strategic investments, or strategic partnering arrangements, the primary purpose of which is not to raise capital.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "INTEREST CONVERSION RATE" means 90% of the average of the 20 VWAPs immediately prior to the applicable Interest Payment Date.

          "LATE FEES" shall have the meaning set forth in the second paragraph to this Debenture.

          "MANDATORY PREPAYMENT AMOUNT" for any Debentures shall equal the sum of (i) the greater of: (A) 105% of the principal amount of Debentures to be prepaid, plus all accrued and unpaid interest thereon, or (B) the principal amount of Debentures to be prepaid, plus all other accrued and unpaid interest hereon, divided by (1) the Set Price on (x) the date the Mandatory Prepayment Amount is demanded or otherwise due or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is less, multiplied by (2) the VWAP on (x) the date the Mandatory Prepayment Amount is demanded or otherwise due or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is greater, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such Debentures.

          "ORDINARY SHARES" means the ordinary shares, NIS 0.01 par value per share, of the Company and shares of any other class into which such shares may hereafter have been reclassified or changed.

          "ORIGINAL ISSUE DATE" shall mean the date of the first issuance of the Debentures regardless of the number of transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debenture.

          "ORIGINAL PURCHASE AGREEMENT" means the Securities Purchase Agreement, dated as of March 30, 2004, to which the Company and the purchasers named therein are parties, as amended, modified or supplemented from time to time in accordance with its terms.

          "PERSON" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

          "PURCHASE AGREEMENT" means the Securities Purchase Agreement, dated as of March __, 2006, to which the Company and the original Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date of the Purchase Agreement, to which the Company and the original Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

          "REGISTRATION STATEMENT" means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a "selling shareholder" thereunder.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "SET PRICE" shall have the meaning set forth in Section 4(c)(i).

          "TRADING DAY" means any day during which the Principal Market shall be open for business.

          "TRANSACTION DOCUMENTS" shall have the meaning set forth in the Purchase Agreement.

          "UNDERLYING SHARES" means the Ordinary Shares issuable upon conversion of Debentures or as payment of interest in accordance with the terms hereof.

          "VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Ordinary Shares are then listed or quoted on the Principal Market, the daily volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (b) if the Ordinary Shares are not then listed or quoted on the Principal Market and if prices for the Ordinary Shares are then quoted on the OTC Bulletin Board, the volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Ordinary Shares are not then listed or quoted on the OTC Bulletin Board and if prices for the Ordinary Shares are then reported in the "Pink Sheets" published by Pink Sheets LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Ordinary Share so reported; or (d) in all other cases, the fair market value of an Ordinary Share as determined by the Company's Board of Directors in good faith.

     SECTION 6. So long as at least 20% of the original principal amount of the Debentures issued on the Original Issue Date and the debentures issued pursuant to the Original Purchase Agreement remains outstanding, the Company will not and will not permit any of its subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist (other than the existing liens set forth on Schedule 3.1(y) of the Disclosure Schedules of the Purchase Agreement) any indebtedness or liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom that is senior to, or PARI PASSU with, in any respect, the Company's obligations under the Debentures without the prior consent of a majority in interest of the Holders.

     SECTION 7. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company. This Debenture ranks PARI PASSU with all other Debentures now or hereafter issued under the terms set forth herein and with the debentures issued pursuant to the Original Purchase Agreement. So long as at least 20% of the original principal amount of the Debentures issued on the Original Issue Date and the debentures issued pursuant to the Original Purchase Agreement remains outstanding, the Company shall not, without the consent of a majority in interest of the Debentures, (a) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder in a way that does not adversely affect all of the holders of the Ordinary Shares;
(b) repay, repurchase or offer to repay, repurchase or otherwise acquire more than, in the aggregate while this Debenture is outstanding, $200,000 in value of its Ordinary Shares or other equity securities other than as to the Underlying Shares to the extent permitted or required under the Transaction Documents or as otherwise permitted by the Transaction Documents; or (c) enter into any agreement with respect to any of the foregoing.

     SECTION 8. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

     SECTION 9. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "NEW YORK COURTS"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

     SECTION 10. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

     SECTION 11. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

     SECTION 13. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

                   [SIGNATURE PAGE TO CONVERTIBLE DEBENTURE]

     IN WITNESS WHEREOF, the Company has caused this Convertible Debenture to be duly executed by a duly authorized officer as of the date first above indicated.


                                   BLUEPHOENIX SOLUTIONS LTD.


                                   By:__________________________________________
                                      Name:
                                      Title:

                                     ANNEX A

                              NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Convertible Debenture of BluePhoenix Solutions Ltd., an Israeli corporation (the "COMPANY"), due on November [__], 2009, into ordinary shares, NIS 0.01 par value per share (the "ORDINARY SHARES"), of the Company according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Company's Ordinary Shares does not exceed the amounts determined in accordance with Section 13(d) of the Exchange Act, specified under Section 4 of this Debenture.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid Ordinary Shares.

Conversion calculations:
                      Date to Effect Conversion:

                      Principal Amount of Debentures to be Converted:

                      Payment of Interest in Ordinary Shares __ yes  __ no
                               If yes, $_____ of Interest Accrued on Account of Conversion at Issue.

                      Number of Ordinary Shares to be issued:


                      Signature:

                      Name:

                      Address:

                                   SCHEDULE 1

                               CONVERSION SCHEDULE

Convertible Debentures due on November [__], 2009, in the aggregate principal amount of $____________ issued by BluePhoenix Solutions Ltd. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Debenture.

                                     Dated:


                                              Aggregate
                                              Principal
                                               Amount
                                              Remaining
                                            Subsequent to
                                              Conversion
Date of Conversion                           (or original
(or for first entry,         Amount of         Principal
Original Issue Date)         Conversion         Amount)           Company Attest
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